Exhibit 10.3

THE OFFER AND SALE OF THIS NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $1,615,501

Issue Date: January 25, 2024

Newcourt Acquisition Corp (“Maker”) promises to pay to the order of Newcourt SPAC Sponsor, LLC (“Payee”) the principal sum of $1,615,501 (the “Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. $100,000 of the principal balance of this Note shall be payable on the date that Maker consummates its initial business combination, and 1,515,501 of the principal balance of this Note shall be payable on the date that is the one-year anniversary after Maker consummates its initial business combination (the “Maturity Date”); provided, however, that after the consummation of Maker’s initial business combination, in the event that any amount of the principal balance is prepaid or paid under that certain Promissory Note, dated on or about January 25, 2024, made by Psyence Biomedical Ltd (or its affiliate) in favor of its parent entity in connection with the business combination with Maker (the “Psyence Note”), payment shall also be made pro rata to Payee in accordance with the relative principal amounts outstanding under the Psyence Note and this Note, respectively. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.	Conversion.

(a) Optional Conversion. On or prior to the Maturity Date, at the option of Payee, any amounts outstanding under this Note may be converted into securities of the combined company after the Company’s initial business combination or securities of its affiliate, at a conversion price and with terms to be mutually agreed (the “Share Conversion Price”); provided however, such conversion price and terms shall not be less favorable to the conversion price and terms agreed by the parties to the Psyence Note, pursuant to which the outstanding amounts may be converted into securities.

(b) Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into securities shall continue to remain outstanding and to be subject to the terms and conditions of this Note.

4.	Events of Default. The following shall constitute an event of default (an “Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 4(b) or Section 4(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section 8:

If to Maker:

Prior to the consummation of its initial business combination:

Newcourt Acquisition Corp

2201 Broadway, Suite 705

Oakland CA 94612

Attention: Jurgen van de Vyver

Email: jurgen@launchpad.vc

Following the consummation of its initial business combination with Psyence Biomedical Ltd.:

Psyence Biomed II Corp.

121 Richmond Street West, Penthouse Suite, 1300

Toronto, Ontario

M5H 2K1

Attn: Taryn Vos, General Counsel

Telephone No: +27 744 604 171

Email: Taryn@Psyence.com

If to Payee:

Newcourt SPAC Sponsor, LLC

2201 Broadway, Suite 705

Oakland CA 94612

Attention: Jurgen van de Vyver

Email: jurgen@launchpad.vc

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party's on-line access provider, (iv) the date reflected on a signed delivery receipt or (v) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which the proceeds of Maker’s IPO and the proceeds of the sale of the securities issued in a private placement consummated concurrently with the Maker’s IPO have been deposited (the “Trust Account”), as described in greater detail in the registration statement and prospectus filed with the U.S. Securities and Exchange Commission in connection with Maker’s IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed as of the day and year first above written.

NEWCOURT ACQUISITION CORP

By:	/s/ Marc Balkin
Name:	Marc Balkin
Title:	Chief Executive Officer